Exhibit 99.1

FOR IMMEDIATE RELEASE

Charles & Colvard Reports Second Quarter Sales Increase 29% Over Prior-Year Period

Quarter Demonstrates Investment for Holiday Season and Long Term Growth

MORRISVILLE, N.C.—Aug. 8, 2013—Charles & Colvard, Ltd. (NASDAQ Global Select Market: CTHR), the sole manufacturer of created moissanite gemstones, The Most Brilliant Jewel in the World®, today announced that net sales for the three and six months ended June 30, 2013 increased 29% and 41%, respectively, over the prior-year periods.

Financial and Business Highlights:

•	Q2 net sales increase 29% to $6.5 million vs. $5.1 million in Q2 2012
•	Q2 net loss of $492,000 after approximate $761,000 incremental year-over-year investment in consumer-direct business models vs. prior-year period net income of $549,000
•	Increased our capacity to deliver Forever Brilliant® to meet growing demand
•	Recently entered into a wholesale distribution agreement with Amazon.com
•	Announce Kyle Macemore as chief financial officer

Net sales for the three months ended June 30, 2013 increased 29% to approximately $6.5 million, compared with approximately $5.1 million in net sales during the corresponding period of the previous year. Loose moissanite gemstone net sales were flat compared with the corresponding period of the previous year at approximately $4.1 million. Finished jewelry net sales increased 151% to approximately $2.4 million, compared with approximately $972,000 in the corresponding period of the previous year.

Net sales for the six months ended June 30, 2013 increased 41% to approximately $13.0 million, compared with approximately $9.2 million in net sales during the corresponding period of the previous year. Loose moissanite gemstone net sales increased 29% to approximately $8.4 million, compared with approximately $6.5 million in the corresponding period of the previous year. Finished jewelry net sales increased 70% to approximately $4.6 million, compared with approximately $2.7 million in the corresponding period of the previous year.

The Company recorded a net loss of $492,000, or $0.02 per share, in the second quarter of 2013, compared with net income of $549,000, or $0.03 per diluted share, in the second quarter of 2012. For the first six months of 2013, the Company recorded a net loss of $185,000, or $0.01 per share, compared with net income of $173,000, or $0.01 per diluted share, in the corresponding period of the prior year. The Company sold slow moving inventory at reduced margins, negatively impacting the Company’s overall gross margin percentage in the second quarter of 2013.

Operating expenses increased $1.1 million, or 38%, and $1.3 million, or 23%, during the second quarter and six months ended June 30, 2013, respectively, when compared to the same periods in 2012. Of these increases, sales and marketing expenses increased $949,000, or 60%, and $1.7 million, or 55%, during the second quarter and six months ended June 30, 2013, respectively, when compared with the same periods in 2012. These increases were primarily due to the Company’s ongoing investments in marketing and branding initiatives to better position Charles & Colvard’s product lines in the marketplace, as well as marketing investments and key strategic personnel additions in support of its direct-to-consumer Moissanite.com e-commerce and Lulu AvenueTM home party businesses.

“We continued to take steps in the second quarter to strategically support and align our growing retail brands for the holiday season and future growth,” stated Randy N. McCullough, Chief Executive Officer of Charles & Colvard, Ltd. “The sale of close-out jewelry during the quarter hampered our gross margin percentage, but we believe this is a limited occurrence event and an important step in fine-tuning our inventory and maintenance of our relationship with key distribution channels, positioning them with the opportunity for strong sales in the second half of the year.”

Steve Larkin, Chief Operating Officer, shared: “A key step in increasing our global wholesale distribution channels we believe has been achieved through our new relationship with the world’s largest Internet retailer, Amazon.com, which reaches over 17 million visitors a day. This is a testament to our continued effort to promote moissanite and broaden consumer access to the brightest gemstone available.”

“The reception of the Forever Brilliant® gemstone has been extremely positive and the Company has invested significantly to increase capacity to meet the growing demand. We continue to receive feedback from consumers who are delighted with the increased brilliance of our exclusive Forever Brilliant® gemstone that stems from the technological advancement in the organic growth of silicon carbide crystals resulting in up to four color shades improved natural whiteness throughout,” added McCullough. “We are also seeing increased traction in our Moissanite.com and Lulu Avenue™ channels with meaningful increases in web traffic and the enrollment of additional style advisors.”

“The board and the executive team are excited to announce that Kyle Macemore has joined Charles & Colvard as our chief financial officer,” said McCullough. “Kyle has significant experience working as a CFO for growing public companies and we believe he is the best financial officer to lead the company through its next phase of growth and return shareholder value.”

“I believe our recent investments will propel our company to greater levels of growth and shareholder value. We are committed to the investments that we believe will deliver the long term top- and bottom-line growth that is expected from Charles & Colvard and that we demand of ourselves,” concluded McCullough.

Financial Position

Cash and liquid long-term investments totaled $9.8 million at June 30, 2013, down from approximately $12.4 million at December 31, 2012, and the Company had no debt outstanding as of June 30, 2013. Cash used in operations totaled $3.2 million and $2.3 million during the three and six months ended June 30, 2013, respectively. During the second quarter of 2013, the primary drivers of negative cash flow were a net increase in inventory of $2.8 million, an increase in trade accounts receivable of $410,000, an increase in prepaid expenses and other assets of $138,000, and a decrease in trade accounts payable of $41,000. These factors more than offset a net increase in accrued liabilities of $185,000, the Company’s net loss of $492,000 that included $527,000 of net non-cash expenses, and a decrease in interest receivable of $3,000.

During the six months ended June 30, 2013, the primary drivers of negative cash flow were a net increase in inventory of $3.7 million and an increase in prepaid expenses and other assets of $393,000. These factors more than offset the Company’s net loss of $185,000 that included $955,000 of net non-cash expenses, a decrease in trade accounts receivable of $477,000, an increase in trade accounts payable of $430,000, and a net increase in accrued liabilities of $73,000.

Total inventory, including long-term and consignment inventory, approximated $36.4 million as of June 30, 2013, which was up from approximately $32.8 million at the end of 2012 primarily as a result of the purchase of new raw material silicon carbide crystals and the production of moissanite gemstones in support of the Company’s whiter Forever Brilliant® gemstone; and purchases during the quarter of jewelry castings, findings, and other jewelry components, offset in part by sales during the quarter. Net trade accounts receivable approximated $7.9 million at the end of the second quarter of 2013, down $281,000 from the end of 2012.

Investor Conference Call

The Company will host an investor conference call at 11:15 a.m. EDT today, August 8, 2013, to discuss its second quarter and first six months of 2013 operating results, along with other topics of interest. Shareholders and other interested parties may participate in the conference call by dialing 877-317-6789 (international/local participants dial 412-317-6789) and asking to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 11:15 a.m. EDT on Thursday, August 8, 2013. The call will also be broadcast live on the Internet at www.visualwebcaster.com/event.asp?id=91620.

A replay of the conference call will be available one hour after the call until 9:00 a.m. EDT on Friday, August 23, 2013 by dialing 877-344-7529 (U.S.) or 412-317-0088 (international) and entering the conference ID number 10023607.

The conference call will also be archived for review on the Internet at www.visualwebcaster.com/event.asp?id=91620 and on the Company’s website at www.charlesandcolvard.com until Friday, August 23, 2013.

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd., based in the Research Triangle Park area of North Carolina, is the global sole source of moissanite, a unique, near-colorless created gemstone that is distinct from other gemstones and jewels based on its exceptional fire, brilliance, luster, durability, and rarity. Charles & Colvard Created Moissanite® and Forever Brilliant® are currently incorporated into fine jewelry sold through domestic and international retailers and other sales channels. Charles & Colvard, Ltd.’s common stock is listed on the NASDAQ Global Select Market under the symbol “CTHR.” For more information, please visit www.charlesandcolvard.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on consumer acceptance and growth of sales of our products resulting from our strategic initiatives; dependence on a limited number of customers; our ability to fulfill orders on a timely basis; the financial condition of our major customers; dependence on Cree, Inc. as the sole current supplier of the raw material; our current wholesale customers’ potential perception of us as a competitor in the finished jewelry business; intense competition in the worldwide jewelry industry; general economic and market conditions, including the current economic environment; risks of conducting business in foreign countries; the pricing of precious metals, which is beyond our control; the potential impact of seasonality on our business; our ability to protect our intellectual property; the risk of a failure of our information technology infrastructure to protect confidential information and prevent security breaches; possible adverse effects of governmental regulation and oversight; and the failure to evaluate and integrate strategic opportunities, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

(Financial Highlights Follow)

Charles & Colvard, Ltd.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net sales	$6,512,500	$5,058,227	$13,017,574	$9,236,612
Costs and expenses:
Cost of goods sold	3,389,315	1,642,759	6,271,293	3,670,445
Sales and marketing	2,532,995	1,583,895	4,779,204	3,085,816
General and administrative	1,344,408	1,285,294	2,193,785	2,642,466
Research and development	9,041	8,381	15,024	16,789
Loss on abandonment of assets	95,052	-	95,052	-
Total costs and expenses	7,370,811	4,520,329	13,354,358	9,415,516
(Loss) income from operations	(858,311)	537,898	(336,784)	(178,904)
Other income (expense):
Interest income	6,972	17,823	14,474	41,688
Interest expense	(234)	(127)	(974)	(604)
Total other income, net	6,738	17,696	13,500	41,084
(Loss) income before income taxes	(851,573)	555,594	(323,284)	(137,820)
Income tax net benefit (expense)	359,988	(7,022)	137,972	310,546
Net (loss) income	$(491,585)	$548,572	$(185,312)	$172,726

Net (loss) income per common share:
Basic	$(0.02)	$0.03	$(0.01)	$0.01
Fully diluted	$(0.02)	$0.03	$(0.01)	$0.01

Weighted average number of shares used in computing net (loss) income per common share:
Basic	19,812,397	19,564,451	19,736,068	19,517,481
Fully diluted	19,812,397	19,972,267	19,736,068	19,905,582

Charles & Colvard, Ltd.

Consolidated Balance Sheets

(unaudited)

	June 30, 2013 (unaudited)	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalents	$9,271,219	$11,860,842
Accounts receivable, net	7,857,189	8,138,358
Interest receivable	1,585	694
Held-to-maturity investments	502,362	505,068
Inventory, net	9,031,685	8,442,430
Prepaid expenses and other assets	1,129,158	737,406
Deferred income taxes	1,211,772	1,211,772
Total current assets	29,004,970	30,896,570
Long-term assets:
Inventory, net	27,353,831	24,353,580
Property and equipment, net	1,528,557	1,746,792
Intangible assets, net	379,454	346,732
Deferred income taxes	2,671,650	2,520,818
Other assets	13,266	12,199
Total long-term assets	31,946,758	28,980,121
TOTAL ASSETS	$60,951,728	$59,876,691

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,542,711	$2,112,585
Accrued cooperative advertising	308,000	200,000
Accrued expenses and other liabilities	533,902	574,522
Total current liabilities	3,384,613	2,887,107
Long-term liabilities:
Accrued income taxes	389,540	383,730
Total liabilities	3,774,153	3,270,837
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value	53,340,844	53,318,044
Additional paid-in capital – stock-based compensation	9,193,253	8,459,020
Accumulated deficit	(5,356,522)	(5,171,210)
Total shareholders’ equity	57,177,575	56,605,854
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$60,951,728	$59,876,691

Charles & Colvard, Ltd.

Consolidated Statements of Cash Flows

(unaudited)

	Six Months Ended June 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(185,312)	$172,726
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	384,749	265,607
Amortization of bond premium	2,706	2,652
Stock-based compensation	743,633	569,230
Provision for uncollectible accounts	(60,805)	245,460
Provision for sales returns	(135,000)	170,000
Provision for inventory reserves	75,000	26,000
Benefit for deferred income taxes	(150,832)	-
Loss on abandonment of assets	95,052	-
Changes in assets and liabilities:
Accounts receivable	476,974	215,840
Interest receivable	(891)	10,220
Inventory	(3,664,506)	734,983
Prepaid expenses and other assets, net	(392,819)	(174,519)
Accounts payable	430,126	(316,446)
Accrued cooperative advertising	108,000	100,000
Accrued income taxes	5,810	(358,493)
Other accrued liabilities	(40,620)	(247,293)
Net cash (used in) provided by operating activities	(2,308,735)	1,415,967

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(202,610)	(485,878)
Proceeds from call of long-term investments	-	2,500,000
Patent, license rights, and trademark costs	(91,678)	(40,498)
Net cash (used in) provided by investing activities	(294,288)	1,973,624

CASH FLOWS FROM FINANCING ACTIVITIES:
Stock option exercises	13,400	119,914
Net cash provided by financing activities	13,400	119,914

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(2,589,623)	3,509,505
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	11,860,842	6,701,701
CASH AND CASH EQUIVALENTS, END OF PERIOD	$9,271,219	$10,211,206

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$974	$604
Cash paid during the year for income taxes	$7,050	$11,800